UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/16/2005

CECO ENVIRONMENTAL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-7099

DE	13-2566064
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of Principal Executive Offices, Including Zip Code)

(416) 593-6543
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As disclosed in a current report on Form 8-K filed by us on March 10, 2005, Josephine Grivas, a former director who also served on the audit committee, died on March 7, 2005. In accordance with Nasdaq rules, we notified Nasdaq of this event. On March 16, 2005, the Company received a notice from The Nasdaq Stock Market that due to Ms. Grivas' death, we no longer comply with Nasdaq's independent director and audit commitee requirements as set forth in Nasdaq Marketplace Rule 4350, which include that our board must consist of a majority of independent directors and we must have at least three independent directors on our audit committee.

We have a cure period, consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), until the earlier of our next annual meeting of stockholders or March 7, 2006, in order to regain compliance.

We are currently conducting a search process to identify, and expect to identify, a qualified individual to join our board of directors and our audit committee within the given cure period in order to regain compliance.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: March 16, 2005.	By:	/s/ Phillip DeZwirek
Phillip DeZwirek
CEO